Exhibit (a)(1)(D)

Screen Shots of Stock Option Exchange Website

Log-In Page

Sign In SONIC America's Drive-In Option Exchange Opens March 31,
2010 Closes April 29, 2010 at 4 pm Central Time
Welcome to your Stock Option Exchange website!
Please enter your Login ID and Password If you have
misplaced or did not receiver your password, please send an
email to optionexchquestions@sonicdrivein.com User Name
Password (case sensitive) ENTER

Welcome Page

Welcome SONIC America's Drive-In Option Exchange Opens March 31,
2010 Closes April 29, 2010 at 4 pm Central Time  Welcome:
FName LName Home Logout Learn Click on any of the links
below to learn more about the Stock Option Exchange Offer.
These documents and the other documents referred to therein
contain important information about the Stock Option
Exchange Offer that you should review before determining
whether you will participate in the Stock Option Exchange
Offer.  Offer to Exchange FAQs Schedule TO – Tender
Offer Statement The PDF documents above require Adobe
Acrobat Reader.  If necessary you can download if from
Adobe Systems. Make My Election You have 0 days left to
elect whether to keep your Eligible Stock Options or
exchange some or all of them for New Replacement Options
pursuant to the Stock Option Exchange Offer.  You must
complete your election by 4:00 p.m., Central Time on
Thursday, April 29, 2010.  You have made an election on
your options.  View/Change My Election Print My Election
Confirmation Need Help? Send an email to
optionexchquestions@sonicdrivein.com or call Sonic's Option
Exchange Hotline at 405-225-5250, available 8:00 a.m. to
4:00 p.m., Central Time, Monday through Friday.

Make My Election (Step 1of 4)

ViewElect SONIC America's Drive-In Option Exchange Opens March 31,
2010 Closes April 29, 2010 at 4 pm Central Time Welcome:
FName LName Home Logout Make My Elections (Step 1 of 4)
Indicate your decision to tender your Eligible Options
identified below for exchange for new options by selecting
the "Yes" choice in the Election column.  If you do not
want to tender one or more of you Eligible Options for
exchange, select the "No" choice in the Election column for
those particular options. If you do not select the "Yes"
choice with respect to an Eligible Option, your election
with respect to that option will default to "No".  In that
event, the Eligible Option will not be exchanged.  You may
change your election as many times as you wish, however,
the last election (or withdrawal) submitted as of
4:00 p.m., Central Time on thrusday, April 29, 2010 (or
such later date if the Offer is extended) will be effective.
You may not tender only a portion of an Eligible Option.
Reminder  Before making your election, please ensure that
you have reviewed and understand the documents that
constitute this offer:  Offer to Exchange  FAQs  Schedule TO
– Tender Offer Statement  Eligible Option
Replacement Option  Date  Price($)  Shares Outstanding
Share Vested  Type  Shares  Expiration Date  Election Yes No
Cancel  Submit My Election  Need Help?  Send an email to
optionexchquestions@sonicdrivein.com or call 405-225-5250
available 8:00 a.m. to 4:00 p.m., Central Time, Monday
through Friday.

Make My Election (Step 2 of 4)

Confirmation SONIC America's Drive-In Option Exchange Opens March 31,
2010 Closes April 29, 2010 at 4 pm Central Time Welcome:
FName LName Home Logout Make My Elections (Step 2 of 4)
You have made the following elections with respect to your
Eligible Options:  Eligible Option  Replacement Option
Date  Price($)  Shares Outstanding  Share Vested  Type
Shares  Expiration Date  Election Yes No  Cancel  Continue
Need Help?  Send an email to
optionexchquestions@sonicdrivein.com or call 405-225-5250
available 8:00 a.m. to 4:00 p.m., Central Time, Monday
through Friday.

Submit Elections (Step 3 of 4)

Agreement SONIC America's Drive-In Option Exchange Opens March 31,
2010 Closes April 29, 2010 at 4 pm Central Time Welcome:
FName LName Home Logout Submit Elections (Step 3 of 4)
I acknowledge that I have received, read and understood the
Offering materials, and that my Election is subject to the
terms, conditions and restrictions contained in the
Offering Materials.  Email Address:  Employee ID:  An email
will be sent to the e-mail address above confirming your
election after you select the "I Agree" button below.
Cancel  I AGREE  Need Help?  Send an email to
optionexchquestions@sonicdrivein.com or call 405-225-5250
available 8:00 a.m. to 4:00 p.m., Central Time, Monday
through Friday.

Print Election Confirmation (Step 4 of 4)

PrintConfirmation SONIC America's Drive-In Option Exchange Opens March 31,
2010 Closes April 29, 2010 at 4 pm Central Time Welcome:
FName LName Home Logout Print Election Confirmation
(Step 4 of 4)  Your election has been recorded as follows:
Eligible Option  Replacement Option  Date  Price($)
Shares Outstanding  Share Vested  Type  Shares
Expiration Date  Election  Yes  PRINT A CONFIRMATION  LOGOUT
RETURN TO WELCOME PAGE

Printable Election Confirmation page

ConfirmReportHTML Home  Election Confirmation  Your election has been recorded as follows:  Name:  FName LName  Employee ID:
Date of Election:  Eligible Option  Replacement Option  Date
Price($)  Shares Outstanding  Share Vested  Type  Shares
Expiration Date  Election  If you have submitted your
election electronically, we strongly encourage you to print
this page and keep it for your records.

Pop-Ups If Employee Does Not Print Confirmation Election

VBScript:  Confirm Print  Have you printed the Confirmation
Page?  If not, select "No" and then "Yes" on the next
screen.  Then,print this page by either pressing CTRL+P on
the keyboard or select the Print option from your browser's
File Menu.  Yes No

VBScript:  Confirm Print  We strongly recomment you Print a
Confirmation before leaving this page.  To print this page
press CTRL+P on the keyboard or select the Print Option
from your browser's File Menu.  If you want to stay at this
page click Yes.  If you want to continue with your action
click No.  Yes  No